Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Canoo Inc. is filed on behalf of each of the undersigned.

Date:    December 31, 2020

DD Global Holdings Limited

By: Pak Tam Li, by /s/ Ron A. Metzger, Attorney-in-Fact

Pak Tam Li, Director

Champ Key Limited

By: Pak Tam Li, by /s/ Ron A. Metzger, Attorney-in-Fact

Pak Tam Li, Director

DE Capital Limited

By: Pak Tam Li, by /s/ Ron A. Metzger, Attorney-in-Fact

Pak Tam Li, Director

By: Pak Tam Li, by /s/ Ron A. Metzger, Attorney-in-Fact

Pak Tam Li